UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 20, 2009

UpSnap, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50560
(Commission File Number)

20-0118697
(I.R.S. Employer Identification No.)

2930 9th Avenue North, Lethbridge, Alberta, Canada  TIH 5E4
(Address of Principal Executive Offices) (Zip Code)

(403) 320-1778
(Registrant's Telephone Number, Including Area Code)

    This Current Report on Form 8-K is filed by UpSnap, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Registrant’s Chief Financial Officer has concluded that a previously issued Annual Report on Form 10-K for the fiscal year ended January 31, 2009 should no longer be relied upon because of an error in such report as addressed in Accounting Principles Board Opinion No. 20.  This conclusion was reached on November 20, 2009, in connection with the preparation of a revised Form 10-K/A for the fiscal year ended January 31, 2009, a copy of which was filed on the Commission’s web site on November 20, 2009.

The financial statements that should no longer be relied upon, as described in the Form 10-K/A, are the annual financial statements for the period ended January 31, 2008 and January 31, 2009.

The Registrant made a prior year adjustment of $222,198 to reflect cost of goods sold for two projects that had been completed and sold in the period ending January 31, 2008.  The financial statements for the period ending January 31, 2008 have been revised to reflect this adjustment to Cost of Goods Sold.  The correction only affected the period ended January 31, 2008 and the beginning balance of retained earnings for the period ended January 31, 2009.

The audit committee, which consists of the Chief Financial Officer, and the Chief Financial Officer discussed with the Registrant’s auditors the matters which are the subject of this filing.

The Annual Report on Form 10-K/A which was filed with the Commission on November 20, 2009 addresses this non-reliance and the prior year adjustment made to correct the financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSNAP, INC.

Date: November 23, 2009	By:	/s/ Peter Van Hierden
Peter Van Hierden
Chief Executive Officer and Director

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